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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: August 12, 2002



                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)


         Delaware                           2-54020                         87-0273300
(State or other jurisdiction of       (Commission File No.)               (IRS Employer
         incorporation                                                   Identification
                                                                             Number)

817 East Gate Drive, Mount Laurel, New Jersey                                   08054
(Address of principal executive offices)                                     (Zip Code)


Registrant's telephone number, including area code:  (856) 235-2121





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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 12, 2002, Emtec, Inc. (the "Company") acquired certain assets of Acentra Technologies, Inc., including the assumption of the State of New Jersey computer supply and services contract for an estimated net purchase price of $198,510 in cash, subject to post-closing adjustments.

     Reference is made to the Asset Acquisition Agreement dated August 12, 2002 by and between the Company and Acentra Technologies, Inc., a copy of which is attached as an exhibit 10.1 hereto, for further details for this transaction.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired:

                  The financial statements required by Item 7(a) relative to Acentra Technologies, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than October 28, 2002.

          (b)     Pro Forma Financial Information:

                  The pro forma financial information required by Item 7(b) relative to Registrant and Acentra Technologies, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than October 28, 2002.

          (c)     Exhibits:

          10.1 Asset Acquisition Agreement dated August 12, 2002, by and between Acentra Technologies, Inc. and the Registrant.

          10.2 Assignment of State of New Jersey Contract from Acentra Technologies, Inc. to the Registrant.

          10.3 Remarketer/Integrator Agreement dated August 15, 2002 between Dell Marketing L.P. and the Registrant.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   August 26, 2002

                                       EMTEC, INC.
                                       (Registrant)


                                       By:   /s/ John Howlett
                                             -----------------------------
                                             John Howlett
                                             Chairman and President